MADSEN & ASSOCIATES, CPA’s INC.                                                      684 East Vine St, #3

Certified Public Accountants and Business Consultants                                 Murray, Utah 84107

                                                                                       Telephone 801-268-2632

                                                                                       Fax 801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated October 31, 2007, accompanying the audited financial statements of  The Andina Group, Inc. at June 30, 2007  and the related statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2007 and 2006 and the period June 17, 2004 (date of inceptions) to June 30, 2007  and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-1A Amendment 1.

June 11, 2008

                                                                             /s/ Madsen & Associates, CPA’s Inc.